Exhibit 99.2

Isonics Corporation Signs Letter of Intent to Acquire Protection
Plus Security Consultants, Inc.

$12 Million Revenue Provider of Security and Investigative Services to
become Division of Isonics Homeland Security and Defense Corp.

GOLDEN, Colo.—(BUSINESS WIRE)—Dec. 2, 2004—Isonics Corporation (NASDAQ:ISON - News), committed to the development of next-generation technology for the homeland security and semiconductor markets, announced the execution of a non-binding agreement to acquire Protection Plus Security Consultants, Inc. (“Protection Plus”), an international provider of advanced security and investigative services for leading businesses and institutions in healthcare, education, retail, manufacturing and the art world.  The announcement was made by James Alexander, CEO of Isonics.

The Letter of Intent sets forth Isonics’ consideration for the Protection Plus acquisition, which includes 1 million restricted Isonics common shares and 500,000 common stock warrants exercisable at $4.00, based upon management performance criteria to be finalized before closing.  Protection Plus has projected its unaudited 2004 revenue at approximately $12 million, up from under $8 million in 2003, and expects to continue reporting a profit.

Protection Plus chairman Michael Caridi was named last month to the Advisory Board of the Isonics Homeland Security and Defense division.  Mr. Caridi brings a background in international business, construction, marketing and distribution as well as in government and military contracts.   Protection Plus CEO and president Peter V. Christiansen is a recognized authority on private security. He is an attorney and a decorated retired New York Police Department detective.  Other Protection Plus officers and directors bring Isonics further backgrounds in domestic and international intelligence and law enforcement, and international politics.

“If completed, the acquisition of Protection Plus will provide Isonics with a deep source of knowledge and contacts within the homeland security space as Isonics extends its services and product offerings throughout the international marketplace,” said Mr. Alexander.  “The practical and professional expertise of Mr. Christiansen, Mr. Caridi and their colleagues at Protection Plus will be an important strategic counterpart to Isonics’ proprietary technology and products. We believe that Protection Plus is capable of providing key assistance in the development of our next-generation products, as well as the successful marketing and sales processes. We believe the synergy created by uniting our two companies will have a beneficial impact on our revenues and stock value.”

“I have had the opportunity to learn a great deal about Isonics and its management team, and I have been impressed by their technology and strategic vision, which is why I was excited to take a position on their homeland security advisory board last month,” said Mr. Caridi.

Added Mr. Christiansen: “I believe this acquisition, when completed, will benefit both companies, and will enable us to be better positioned to generate new business opportunities and increased revenues.”

If the acquisition is completed, Protection Plus will become a wholly-owned subsidiary of Isonics’ Homeland Security and Defense Corporation. The transaction is subject to due diligence, audited financial statements, and the usual closing conditions.  It is expected to close first quarter 2005.  Because of the non-binding nature of the letter of intent and the many conditions to closing, there are no assurances that the transaction will be successfully concluded.

If completed, the acquisition is expected to strengthen Isonics homeland security division through the addition of both Protection Plus’ ongoing business and revenues, as well as its extensive relationships and experience within the worldwide security industry.  Isonics homeland security division develops safety and detection technologies, products and services for the international marketplace.  Among technologies under development is the NeutroTest™ explosive detection device, which uses innovative neutron-scanning technology to detect the presence of explosives concealed in suitcases or other packages.

About Protection Plus Security Consultants, Inc.

Among the security solutions Protection Plus provides are: armed and unarmed security personnel, electronic security systems, armed escort couriers, executive bodyguards, video/electronic surveillance, mobile vehicle patrols, special event security and VIP escorts.  The Company’s investigative solutions include communications security, eavesdropping/espionage countermeasures, industrial sabotage investigations, employment investigations and a range of forensic services such as voice and handwriting analysis, DNA testing and drug screening. For more information about Protection Plus Security Consultants, visit www.ppscinc.com.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company’s Web site at http://www.isonics.com.  A presentation about Isonics’ NeutroTest™ explosive detection prototype can be found at http://www.tril03.com/isonics/madrid.pdf.  A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.  Isonics can also offer no assurance that the acquisition of Protection Plus  discussed in this press release will occur on the terms described above, if at all.

This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company’s most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

     Isonics Corporation

     James Alexander, 303-279-7900

     or

     Investor Relations:

     Trilogy Capital Partners, Inc.

     Paul Karon, 800-592-6067

     paul@trilogy-capital.com